Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Loyalty Ventures Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other	737,557	$24.35	$17,959,513	.0000927	$1,664.85
Total Offering Amounts					$17,959,513		$1,664.85
Net Fee Due							$1,664.85

(1) Fee calculated in accordance with Rules 457(c) and (h) of the Securities Act of 1933 (the “Securities Act”).

(2) This Registration Statement on Form S-8 (this “Registration Statement”) covers 737,557 shares of common stock, $0.01 par value per share (the “Common Stock”) of Loyalty Ventures Inc. (the “Registrant”) that were automatically added to the shares of Common Stock reserved for issuance under the Registrant’s 2021 Omnibus Incentive Plan (the “2021 Plan”) on February 1, 2022 pursuant to a provision contained in the 2021 Plan. The 2021 Plan provides for an annual automatic increase to the shares of Common Stock reserved for issuance on February 1st of each calendar year, for a period of not more than 10 years, beginning on February 1, 2022 and ending on February 1, 2031 (the “Evergreen Date”), in an amount equal to 3% of the total number of shares of Common Stock outstanding on the date immediately preceding the Evergreen Date or a lesser number as determined by the Registrant's Board of Directors. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3) Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on February 4, 2022.

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